[LOGO]

     http://www.bankrate.com o http://cpnet.com o http://www.thewhiz.com o
     ----------------------- ---------------- ----------------------------
                            http://www.consejero.com
                           ------------------------

                        LISTING AND ADVERTISING AGREEMENT

     This Listing and Advertising Agreement (this "Agreement") was entered into this 4th day of August, 1999 by EVRI / CarFinance.com and between Intelligent Life Corp., a Florida corporation ("ILIFE") with its principal place of business at 11811 U.S. Highway One, Suite 101, North Palm Beach, Florida, and the persons or entities described on Schedule A hereto (collectively, "Advertiser"). All Schedules and Exhibits shall be incorporated herein by this reference and shall be made a part hereof.

         The parties agree as follows:

1. Term. The term of this Agreement (the "Term") shall begin and become effective as of the date above and remain in force for 12 calendar months from that date or until terminated by either party as provided by this Agreement. If renewal terms are permitted, a Term shall refer to the initial Term as well as any renewal Terms.

2. Standards. The advertising policies as set forth in Exhibit A shall be agreed and adhered to.


3. Advertising Fee. The Advertising Fee shall be as set forth on Schedule A (as mutually amended from time to time in the form of a Schedule B) ILIFE reserves the right to hold Advertiser and any authorized advertising agent included on Schedule A (as mutually amended from time to time in the form of a Schedule B) jointly and severally liable for any and all amounts owed under this Agreement. Advertiser acknowledges that any discounts from the Advertising Fee as set forth on aforementioned schedules were granted in exchange for Advertiser's agreement to include Advertisements and/or Hyperlinks (as such terms are defined herein) in ILIFE's media on a regular basis as set forth in this Agreement. In the event that the Advertisements and/or Hyperlinks are not published according to the frequency agreed to by the parties, ILIFE reserves the right to back charge Advertiser for any and all such previously discounted amounts Advertising Policy. Unless otherwise stated both parties agree to adhere to the terms of ILIFE's advertising policy as stated on Exhibit A.

     3.1. Payment Terms.

     3.1.1. Payment in Advance. Unless credit approval has been given by ILIFE's Credit Manager or his or her designee, all Advertising Fees are due and payable prior to the first date that any Advertisement or Hyperlink is published by ILIFE in any of its print or on-line media. ILIFE reserves the right not to publish any Advertisement or include any Hyperlink if ILIFE has not received Advertiser's payment in full by such date.

     3.1.2. Credit Terms. If ILIFE has approved the extension of credit to Advertiser, invoices are due and payable immediately upon Advertiser's receipt of such invoices. Advertiser shall remit to ILIFE all Advertising Fees as reflected on the invoice no later than twenty (20) days after the closing date stated on the invoice (the "Closing Date"). ILIFE shall charge Advertiser an additional late fee of 1.5% per month for any amounts that are unpaid as of the Closing Date, per invoice. If any payment is not made in a timely manner, ILIFE may, at its option, terminate this Agreement immediately and proceed with any collection action it deems necessary or desirable.

4.   Advertisements and Hyperlink Listings.


     4.1. Description of Hyperlinks. Schedule A contains a description of (i) the advertisements (the "Advertisements") and/or hyperlinks ("Hyperlinks") that ILIFE shall cause to be published or implemented,
          (ii) with respect to Advertisements, the frequency of publication, and
          (iii) the media and location within such media in which such Advertisements and Hyperlinks shall appear. For purposes of this Agreement, a Hyperlink used in connection with a rate table listing shall be referred to as a "Hyperlink Rate Listing."

     4.2. Hyperlink Destinations. Prior to activating any Hyperlink, Advertiser shall provide ILIFE with a true and correct Uniform Resource Locator
          (URL) for the destination of any Hyperlinks and all such destinations shall be subject to ILIFE's review and approval. Once ILIFE has approved the destination web page for a Hyperlink, Advertiser shall not materially modify the content of such web page or change the ultimate destination of such Hyperlink without ILIFE's prior written approval.

5. Placement of Internet Advertisements and Hyperlinks. Advertiser acknowledges and agrees that any Advertisement or Hyperlink to be placed on the Internet may be placed on any Internet web page which is owned or operated by ILIFE, including but not limited to ILIFE's main web site and/or any of ILIFE's mirror, co-branded or derivative sites.

6. Use of ILIFE Name or Intellectual Property. ILIFE values highly its name, trademarks, service marks, logos, designations and other intellectual property (collectively, the "ILIFE Brand Marks"), as well as its goodwill as a leading provider of financial information in the U.S. Thus, nothing in this Agreement shall be construed as giving Advertiser permission or a license of any kind to reproduce or use ILIFE's name or any ILIFE Brand Mark in any form or manner whatsoever, and Advertiser shall be prohibited, without the prior written consent of ILIFE, from so reproducing, referencing or using ILIFE's name or any ILIFE Brand Mark.

7. General Provisions. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida, West Palm Beach Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

     The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement. Advertiser shall not assign his or its rights and/or obligations under this Agreement without the prior written consent of ILIFE. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first above written.


         INTELLIGENT LIFE CORP.                  ADVERTISER

         By:  /s/                                By:   /s/
            ------------------------                --------------------------

         Date:                                   Date:
             -----------------------                 -------------------------

                         Exhibit A - Advertising Policy

1)   Publishing Criteria:
     -------------------
     a) Criteria: ILIFE reserves the right to refuse any Advertisement or Hyperlink or to cancel any Advertisement or Hyperlink that does not comply with ILIFE's standards or criteria. In its sole discretion, ILIFE reserves the right to cancel or remove any Advertisement or Hyperlink at any time and from time to time. In the event of an error in any Advertisement or Hyperlink, which is caused by an act or omission of ILIFE, ILIFE shall not be liable for any damages, costs, expenses or other liability that exceeds the Advertising Fee related specifically to the erroneous Advertisement or Hyperlink.

     b) Timeliness of Data: ILIFE's obligation to publish a Hyperlink Rate Listing pursuant to this Agreement shall immediately cease if Advertiser has not timely provided ILIFE with such current rates for
         (1) 10 or more consecutive business days or (2) more than 10 business days during any consecutive three (3) business week period.

     c) Refunds: In the event that ILIFE shall cease to publish any Hyperlink Rate Listing, Hyperlink or Advertisement due to failure of Advertiser to send in timely rates, Advertiser shall not be entitled to any refund of any Advertising Fee and shall be required to pay any remaining Advertising Fee to ILIFE as such amounts become due and payable.

2) Space Changes. ILIFE reserves the right to substitute, exchange, add, change or delete any space for an Advertisement or Hyperlink for any reason at any time and for any length of time.

3) Obligation of Advertiser. Advertiser shall be solely responsible for any liability whatsoever arising out of or relating to any Advertisement or Hyperlink or any data, script, information or other material that can be viewed, used, received, transmitted or manipulated by any person viewing or accessing an Advertisement or a Hyperlink

4) Compliance with Advertising Standards. Advertiser represents and warrants to ILIFE that the Advertisements and Hyperlinks described herein comply with ILIFE's advertising standards in effect from time to time and that Advertiser holds the necessary licenses or other rights to permit the use and republication of the Advertisements and the Hyperlinks (and all material linked thereto or viewed, used or received therefrom) for all purposes set forth in this Agreement. Advertiser represents and warrants to ILIFE that the use, reproduction, distribution or transmission of the Advertisements and the Hyperlinks will not violate any criminal or civil laws or any rights of any third party, including without limitation any copyright, patent, trademark, trade secrets, music, image or other proprietary or property right, or any federal, state or local statute, rule, regulation, ordinance or any order of a federal, state or local court.

5) Claims: Advertiser, at its expense, hereby agrees to jointly and severally indemnify, defend and hold harmless ILIFE (and its respective officers, directors, employees, agents, representatives, shareholders, attorneys, affiliates and distribution channels) against any claim, suit, action or proceeding brought against such indemnified party that alleges or is based upon or arises out of (i) any act arising out of or in connection with this Agreement; (ii) any act of negligence, omission or misconduct on the part of Advertiser, including without limitation any violation of any federal, state or local civil or criminal law, statute, rule, regulation, or ordinance, or any violation of an order of any state, federal or local court; or (iii) infringement in any manner of any copyright, patent, trademark, trade secret, service mark or any other intellectual property right of any third party; provided, however, in any such case, (a) ILIFE shall provide Advertiser with prompt notice

     a) Limitation of Liability. ILIFE SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY OR AGAINST INFRINGEMENT. ILIFE SHALL IN NO EVENT BE LIABLE FOR ANY DAMAGES OR LOSSES, INCLUDING WITHOUT LIMITATION DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, TORT OR OTHERWISE, RESULTING FROM OR CAUSED BY ILIFE'S PUBLICATION OR FAILURE TO PUBLISH ANY ADVERTISEMENT OR HYPERLINK, OR THE ACCESS OR USE (OR INABILITY TO USE) THEREOF.

     b) Acts of God. Each party shall be excused from performance of its non-monetary obligations for any period and the time of any performance shall be extended as reasonably necessary under the circumstances, to the extent that such party is prevented from performing, in whole or in part, its obligations under this Agreement, as a result of acts of God, any governmental authority (except as defined below), war, civil disturbance, court order, labor dispute, third party non-performance (including the acts or omissions of any suppliers, agents or subcontractors) or any other cause beyond its reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunication equipment or lines or any other equipment.

     c) General. If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs. Each of the parties acknowledges that the parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced.

     http://www.bankrate.com o http://cpnet.com o http://www.thewhiz.com o
      ---------------------------------------------------------------------
                            http://www.consejero.com
                            ------------------------


                                   SCHEDULE A
                         SPECIFICATIONS OF ADVERTISEMENT

Advertiser Name:       EVRI / CarFinance.com
Address:               270 S. Service Rd.,  Melville,  NY,  11747

Billing Address:
Contact:               Mark Altchiler                E-mail:
Telephone:             516-390-3620                  Fax:        516-390-3868

Campaign Start Date: 7/20/99 on or about
Campaign End Date: 7/20/2000 on or about

URL Address:     www.carfinance.com or as instructed

Rate Listing Telephone:  as instructed



   Web Site       Product            Location            Ad Type             Ad Views          Total Cost
  ------------- ------------- ------------------------- -------------------- ------------- -----------------------
  BRM           Auto          Poster - Auto Search      Poster ( 275x330)    1,800,000 +     [*]/mo*
                              ( ex. CA) + Remnant
                              Option*

  ------------- ------------- ------------------------- -------------------- ------------- -----------------------
  BRM           Auto          States - ex. AL,HI,AK     Badge ( 125x125)     2,100,000 +     [*]/ mo.
                              All + remnant option*     Hyperlink


  ------------- ------------- ------------------------- -------------------- ------------- ------------------------
  BRM           Auto          Sponsorship - Home and    Button 160x40        All             [*]CPM + [*] per app.

  ------------- ------------- ------------------------- -------------------- ------------- ------------------------
  BRM           Auto          States - All except       Hyperlink rates      All             [*]/mo. + [*] per app.
                              AL,AK,HI

  ---------------- ------------- ------------------------- -------------------- ------------- ---------------------
                                                                              Total Billing: $    [*]*
                                                                      Total Monthly Billing: $    [*]

Special  instructions
This agreement provides name change only to previous  contract.
*Remnant  option includes  additional  views billed  separately  each  month.
o Advertiser must provide 30 days notice to terminate any or all advertising positions.
o Advertiser to retain first right of refusal for any current positions.


o Intelligent Life Corp does not make any guarantees to monthly impressions. Amounts vary per month availability of ad views and ad inventory. ILife does guarantee delivery of all impressions within the allotted time frame or will extend the campaign until fulfillment.
o The terms and conditions of this agreement will be in effect for thirty days from the date of the agreement. This agreement must be signed and returned within that time frame otherwise this agreement will be considered null and void.

Intelligent Life Corp Representative          Advertiser

/s/                                           /s/
--------------------------                    --------------------------------
Signature                                     Signature

--------------------------                    -------------------------------
Print Name            Date                    Print Name                 Date